                                                                EXHIBIT 10.12




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                    SHARE AND WARRANT PURCHASE AGREEMENT



                                 dated as of



                              February 27, 1997



                                   between



                          VISUAL EDGE SYSTEMS INC.

                                     and

                          THE INVESTOR NAMED HEREIN



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

                              TABLE OF CONTENTS

                                                                                                                        Page
SECTION 1.   SALE AND PURCHASE OF COMMON STOCK AND WARRANTS ..........................................................   1

SECTION 2.   THE CLOSING .............................................................................................   2

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........................................................   3
        3.1. Corporate Existence, Power and Authority. ...............................................................   3
        3.2. Capital Stock ...........................................................................................   4
        3.3. No Defaults or Conflicts ................................................................................   4
        3.4. Disclosure Materials; Other Information .................................................................   5
        3.5. Litigation. .............................................................................................   5
        3.6. Legal Compliance. .......................................................................................   5
        3.7. Offering of Shares. .....................................................................................   6
        3.8. SEC Reports. ............................................................................................   6

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR ..........................................................   6
        4.1. Power and Authority .....................................................................................   6

SECTION 5.   RESTRICTIONS ON TRANSFER ................................................................................   8

SECTION 6.   COVENANTS OF THE COMPANY ................................................................................   8
        6.1. Use of Proceeds. ........................................................................................   8
        6.2. Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance ..............   8
        6.3. No Dilution or Impairment; No Changes in Capital Stock ..................................................   9
        6.4. Reservation of Shares. ..................................................................................  10
        6.5. Private Placement Status. ...............................................................................  10
        6.6. Application of Funds ....................................................................................  10
        6.7. Registration of Shares and Warrants. ....................................................................  10

SECTION 7.   CONDITIONS TO INVESTOR'S OBLIGATIONS ....................................................................  10
        7.1. Accuracy of Representations and Warranties. .............................................................  11
        7.2. Compliance with Agreements. .............................................................................  11
        7.3. Officers' Certificates. .................................................................................  11
        7.4. Proceedings. ............................................................................................  11
        7.5. No Material Adverse Change. .............................................................................  11




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

SECTION 8.   THE LETTER OF CREDIT .....................................................................................  11
        8.1. No Drawing on Letter of Credit ...........................................................................  11
        8.2. Drawing on Letter of Credit ..............................................................................  12
        8.3. Delivery of Shares .......................................................................................  12
        8.4. Character of Shares ......................................................................................  12
        8.5. Termination ..............................................................................................  12

SECTION 9.   REGISTRATION RIGHTS ......................................................................................  12
        9.1. Initial Registration; Potential Registration After the Transaction Date ..................................  12
        9.2. Company's Fees and Expenses ..............................................................................  12

SECTION 10   DEFINITIONS ..............................................................................................  13

SECTION 11.  BROKERS ..................................................................................................  16

SECTION 12.  EXPENSES .................................................................................................  16

SECTION 13.  AMENDMENTS AND WAIVERS ...................................................................................  16

SECTION 14.  EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT ......................................  17

SECTION 15.  NOTICES ..................................................................................................  18

SECTION 16.  MISCELLANEOUS ............................................................................................  18



EXHIBIT A    Warrant Certificate

EXHIBIT B    Legend



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

                     SHARE AND WARRANT PURCHASE AGREEMENT


                SHARE AND WARRANT PURCHASE AGREEMENT, dated as of February 27, 1997, between Visual Edge Systems Inc., a Delaware corporation (the "Company"), and the Investor listed on the signature page of this Agreement (the "Investor").


                            W I T N E S S E T H :


                WHEREAS, the Company needs to obtain additional financing in order to further its business plan;

                WHEREAS, in order to obtain such a line of credit from a financial institution (the "Line of Credit") or other additional financing, the Company desires to obtain an irrevocable letter of credit up to an aggregate amount of up to $3,500,000 expiring on December 31, 1997 (the "Letter of Credit") from Republic National Bank of New York, or another financial institution (the "Bank"), to serve as collateral for such additional financing;

                WHEREAS, the Investor has indicated that it is willing to provide the amount of cash, or cash equivalents acceptable to the Bank, set forth on Schedule 1 hereto for use as collateral (the "Cash Collateral"), in order to assist the Company in obtaining the Letter of Credit;

                WHEREAS, the Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, units, each consisting of one share of Common Stock of the Company and one Warrant to purchase an equal number of shares of Common Stock of the Company, all upon the terms and provisions hereinafter set forth, in consideration for providing the Cash Collateral;

                NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1.      SALE AND PURCHASE OF COMMON STOCK AND WARRANTS

                (a) The Company agrees to sell to the Investor and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Investor agrees to purchase from the Company on the Closing Date specified in
Section 2 hereof, the number of units, each consisting of one share of Common Stock of the Company (the "Shares") and one Warrant to purchase an equal number of shares of Common Stock of the Company, set forth opposite the Investor's name on Schedule 1 hereto. The Warrants to purchase shares of Common Stock of the Company being acquired under this Agreement and by the other Investors under the other Share and Warrant Purchase Agreements are collectively referred to herein as the "Warrants", containing rights and privileges as more fully set forth in the form of Warrant which shall be substantially in the form attached hereto as Exhibit A (the "Warrant Certificate"). The units, each consisting of one Share and one Warrant, being acquired under this Agreement and by the other Investors under the other Share and Warrant Purchase Agreements are collectively referred to herein as the "Units."

                (b) The purchase price to be paid to the Company by the Investor for the Units to be purchased by the Investor pursuant to this Agreement shall be the use of the Cash Collateral set forth opposite the Investor's name on Schedule 1 hereto for a period of time terminating on or before (at the Company's option) December 31, 1997. The Cash Collateral shall be delivered by the Investor to the Bank, such amount to be transferred to the Bank in federal or other immediately available funds, immediately prior to the Closing Date and shall be held by the Bank as collateral for the Letter of Credit issued to the Company. No further payment shall be required from the Investor for the Units.

                (c) The Shares and the Warrants are being sold to the purchasers listed on Schedule 1 hereto (the "Investors") pursuant to this Agreement and other share and warrant purchase agreements (all such agreements collectively, the "Share and Warrant Purchase Agreements"). The sale of Units to each Investor under each Share and Warrant Purchase Agreement is to be a separate sale, is not conditioned upon entering into any other Share and Warrant Purchase Agreement, and no Investor shall have any liability under any Share and Warrant Purchase Agreement other than the Share and Warrant Purchase Agreement to which it is a party. The Company may consummate the transactions completed under this Agreement without entering into any other Share and Warrant Purchase Agreements.

                (d) The Company will use the proceeds from the sale of the Units, (i) to purchase vans, trailers and related computer and video equipment,
(ii) for advertising expenditures and (iii) to fund operating costs and for general corporate purposes.


SECTION 2.  THE CLOSING

                (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Units to be purchased by the Investor (the "Closing") will take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, on Monday, March 3, 1997, or such other time and date as shall be mutually agreed to by the Company and the Investor. Such time and date are herein referred to as the "Closing Date." All documentation and signature pages must be received by Morgan, Lewis & Bockius LLP no later than February 28, 1997 by Federal Express or other courier. Upon the fulfillment of the closing conditions, written instructions releasing such signature pages and instructing the Bank will be exchanged by the parties on the Closing Date.

                (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to the Investor (x) a certificate registered in the Investor's name evidencing the number of Shares equal to the number of Units set forth opposite the Investor's name on Schedule 1 and (y) a Warrant Certificate registered in the Investor's name evidencing a number of Warrants equal to the number of Units set forth opposite the Investor's name on
Schedule 1, and (ii) the Investor will deliver to the Bank instructions confirming that the amount equal to the Cash Collateral previously deposited with the Bank is to be used for security for bank financing as described herein and that it has received consideration for the use of such funds in the form of the Units to be purchased by it as set forth on Schedule 1.


SECTION 3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company represents and warrants to the Investor as follows as of the date hereof and as of the Closing Date:

                3.1.    Corporate Existence, Power and Authority.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, results of operations or condition.

                (b) The Company has all requisite power, authority and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

                (c) The Company has all requisite power, authority and legal right to execute, deliver and consummate the transactions contemplated by and perform its obligations under (i) the Share and Warrant Purchase Agreements, including, without limitation, the issuance by the Company of the Shares, the Warrants and the Conversion Shares as contemplated herein and in the Warrant Certificates. The execution, delivery and performance of the Share and Warrant Purchase Agreements by the Company (including, without limitation, the issuance by the Company of the Shares, the Warrants and the Conversion Shares as contemplated herein and in the Warrant Certificates) have been duly authorized by all required corporate actions. The Company has duly executed and delivered the Share and Warrant Purchase Agreements and the Warrant Certificates. The Share and Warrant Purchase Agreements and the Warrant Certificates constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

                3.2.    Capital Stock.

                (a) The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock and 20,000,000 shares of Common Stock, $.01 par value per share. On the date hereof, there are outstanding no shares of Preferred Stock and 4,615,000 shares of Common Stock. All of such outstanding shares are duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon the exercise of the Warrants will, when issued in accordance with the terms of the Warrants, be duly authorized, validly issued, fully paid and non-assessable. None of the shares of the Company's capital stock outstanding at the Closing
(i) were subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.

                (b) Except as referred to in Schedule 3.2(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                3.3.    No Defaults or Conflicts.

                (a) The Company is not in violation or default in any material respect under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default under any material order, writ, injunction, judgment or decree of any court or other governmental authority.

                (b) The execution, delivery and performance by the Company of the Share and Warrant Purchase Agreements, and any of the transactions contemplated hereby (including, without limitation, the issuance of the Shares, the Warrants and the Conversion Shares as contemplated herein and in the Warrant Certificates) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of
(A) the certificates of incorporation or by-laws of the Company or (B) any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, or any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator(s), or any agreement, indenture or other instrument applicable to the Company or any of its properties, (ii) result in the creation of any Lien upon any of the Company's properties or assets or (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person, other than Whale Securities, Co., L.L.P. ("Whale").

                3.4.    Disclosure Materials; Other Information.

                (a) The Company has previously furnished to the Investor the following material (the "Disclosure Material"): (i) audited consolidated financial statements of the Company as of December 31, 1996, consisting of a consolidated balance sheet as of December 31, 1996 and the related consolidated statements of operations, changes in equity and cash flows for the year ended December 31, 1996 and the related notes thereto, all of which statements have been certified by KPMG Peat Marwick LLP, independent certified public accountants, (ii) the Company's Prospectus dated July 24, 1996 and (iii) the SEC Reports. The financial statements referred to or contained in the materials referred to in the preceding clauses (i) and (ii) fairly present the financial condition of the Company as of the respective dates thereof and the results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to year-end adjustment.

                (b) Since December 31, 1996, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, results of operations or condition of the Company. As of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a balance sheet of the Company prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 3.5(a).

                (c) None of the Disclosure Material contained or contains a false or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements made in such Disclosure Material, in light of the circumstances under which they were made, not misleading.

                3.5.    Litigation.

                There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of the Share and Warrant Purchase Agreements, the Warrant Certificates, the Units, the Shares, the Warrants or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Investor to the Units, the Shares, the Warrants, or the Conversion Shares or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations or condition of the Company.

                3.6.    Legal Compliance.

                (a) The Company has complied in all material respects with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands.

                (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company.

                3.7.    Offering of Shares.

                None of the Company, any agent or any other person acting on its behalf, directly or indirectly, (i) offered any of the Units, the Shares, the Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than the Investors and not more than 30 other persons, each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act, or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Units, the Shares or the Warrants within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

                3.8.    SEC Reports.

                The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Investor with copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and (ii) its Quarterly Reports on Form 10-QSB for the fiscal quarter ended September 30, 1996 (collectively, the "SEC Reports"). Each SEC Report complied in all material respects with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


SECTION 4.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

                The Investor represents and warrants to the Company as follows:

                4.1.    Power and Authority.

                The Investor has all requisite power, authority and legal right to execute, deliver and consummate the transactions contemplated by and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Investor have been duly authorized by all required corporate and other actions. The Investor has duly executed and delivered this Agreement and it constitutes the legal, valid and binding obligation of the

Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

                4.2.    Investment Intent.

                (i) The Investor has received and reviewed the SEC Reports and except for the SEC Reports, the Investor has not been furnished with any other materials or literature relating to the offer and sale of the Units, the Shares, the Warrants or the Conversion Shares;

                (ii) The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the Investor;

                (iii) The Investor has such knowledge and expertise in financial and business matters that the Investor is capable of evaluating the merits and risks involved in an investment in the Units, the Shares, the Warrants or the Conversion Shares;

                (iv) The Confidential Purchaser Questionnaire to be delivered by the Investor to the Company will be true, complete and correct in all material respects; and the Investor understands that the Company has determined that the exemption from the registration provisions of the Securities Act, which is based upon non-public offerings, are applicable to the offer and sale of the Units, the Shares, the Warrants or the Conversion Shares based, in part, upon the representations, warranties and agreements made by the Investor herein and in the Confidential Purchaser Questionnaire referred to above;

                (v) No representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Investor is not relying upon any information, other than that contained in the SEC Reports and the results of independent investigation by the Investor;

                (vi) The Investor understands that (A) the Units, the Warrants, the Shares and the Conversion Shares have not been registered under the Securities Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to regulation D under the Securities Act; (B) the Units, the Warrants, the Shares and the Conversion Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act; and (C) the Units, Warrants, Shares and the Conversion Shares may not be sold or otherwise transferred unless they have been first registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer;






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

                (vii) The Investor is acquiring the Units, the Shares, the Warrants and the Conversion Shares solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof; and

                (viii) The Investor is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Securities Act.



SECTION 5.      RESTRICTIONS ON TRANSFER

                The Investor agrees that it will not sell or otherwise dispose of any Units, Shares, Warrants or Conversion Shares unless such Units, Shares, Warrants or Conversion Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may place a legend to that effect in the form of Exhibit B hereto on all certificates evidencing Shares, Warrants or Conversion Shares, provided that such legend will not be placed on any certificate which, when issued, are no longer subject to the provisions of this Section 5 pursuant to the provisions of the Securities Act.


SECTION 6.  COVENANTS OF THE COMPANY

                The Company covenants and agrees as follows:

                6.1.    Use of Proceeds.

                The Company will use the proceeds realized from the sale of the Units (i) to purchase vans, trailers and related computer and video equipment,
(ii) for advertising expenditures and (iii) to fund operating costs and for general corporate purposes.

                6.2. Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance.

                The Company will:

                (a) maintain its corporate existence, rights and other franchises in full force and effect;

                (b) maintain its tangible assets in good repair, working order and condition (reasonable wear and tear excepted) to far as necessary or advantageous to the proper carrying on of its business;

                (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to comply will not have a material adverse effect on the assets, properties, liabilities, business, results of operations or condition of the Company;

                (d) pay promptly when due all taxes, fees, assessments and other government charges imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, materialmen's, vendor's, workmen's and like claims) which might become a lien upon such properties or assets; provided, that payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, results of operations or condition of the Company; and

                (e) keep adequately insured, by financially sound and reputable insurers of nationally recognized stature, all its properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary.

                6.3.    No Dilution or Impairment; No Changes in Capital Stock.

                The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Share and Warrant Purchase Agreements or the Warrant Certificates. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of the Common Stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of the Common Stock free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of the Warrants from time to time outstanding and (c) will not take any action which results in any adjustment of the current exercise price under the Warrant Certificates if the total number of shares of the Common Stock (or other securities) issuable after the action upon the exercise of all of the then outstanding Warrants would exceed the total number of shares of the Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

                6.4.    Reservation of Shares.

                There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the Warrants and pursuant to the terms of the Warrant Certificates.

                6.5.    Private Placement Status.

                Neither the Company nor any agent or any other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Units, the Shares, the Warrants or the Conversion Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law.

                6.6.    Application of Funds.

                As long as the Letter of Credit is outstanding, the Company will (i) use all existing funds that it currently has, or that it receives from its business operations, prior to borrowing funds under the Line of Credit, and
(ii) apply any funds that it receives (net of expenses) from any financing, including, without limitation, any (A) future public or private sale of equity or debt securities, other than a potential financing in an amount of approximately $2,000,000 that the Company is currently working on, (B) future redemption of outstanding warrants or (C) the sale and leaseback of its software to Canadian limited partnerships (collectively referred to as a "New Financing"), prior to borrowing funds on the Line of Credit or to repay outstanding borrowings under the Line of Credit. In the event that the Company completes a New Financing on or before December 31, 1997, and receives net proceeds of $3,500,000 or more, then the Company shall use its best efforts to cancel the Letter of Credit and have the Cash Collateral returned to the Investor.

                6.7.     Registration of Shares and Warrants.

                 Promptly after the Closing, the Company will use its best efforts to effect the registration of the shares of Common Stock and the Conversion Shares under the Securities Act.


SECTION 7.  CONDITIONS TO INVESTOR'S OBLIGATIONS

                The Investor's obligation to purchase Units hereunder and to provide the Cash Collateral to the Bank is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Investor):

                7.1.    Accuracy of Representations and Warranties.

                The representations and warranties of the Company in the Share and Warrant Purchase Agreements or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

                7.2.    Compliance with Agreements.

                The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Share and Warrant Purchase Agreements and any other document contemplated hereby which are required to be performed or complied with by the Company on or before the Closing Date.

                7.3.    Officers' Certificates.

                The Investor shall have received a certificate dated the Closing Date and signed by the Chief Executive Officer and by the Secretary of the Company, to the effect that the conditions in Sections 7.1, 7.2 and 7.5 have been satisfied.

                7.4.    Proceedings.

                All corporate and other proceedings in connection with the transactions contemplated by the Share and Warrant Purchase Agreements, and all documents incident thereto, shall be in form and substance satisfactory to the Investor and the Investor shall have received all such originals or certified or other copies of such documents as the Investor may reasonably request.

                7.5.    No Material Adverse Change.

                There shall have been no material adverse change in the assets, properties, liabilities, business, results of operations or condition of the Company since December 31, 1996.


SECTION 8.   THE LETTER OF CREDIT

                8.1. No Drawing on Letter of Credit. In the event that the Letter of Credit is not drawn upon on or before December 31, 1997, then the Bank shall return promptly the amount of Cash Collateral, and any interest earned thereon, to the Investor. Upon receipt of such Cash Collateral, and interest earned thereon by the Investor, this Agreement shall terminate and be of no further force or effect.

                8.2. Drawing on Letter of Credit. In the event that there are one or more drawings on the Letter of Credit, in part or in whole, on or before December 31, 1997 (the "Letter of Credit Drawing"), then on December 31, 1997 the Bank shall return promptly the remaining portion of the Cash Collateral to the Investor (the portion drawn down or not returned being referred to as the "Unreturned Cash Collateral").

                8.3. Delivery of Shares. In the event of a Letter of Credit Drawing, the Company shall, after December 31, 1997, promptly deliver to the Investor a number of shares of Common Stock equal to (x) the Unreturned Cash
Collateral divided by (y) $7.50, provided that   the average of the closing bid
prices of the Common Stock on the NASDAQ Small Cap Market on each of the twenty
(20) consecutive trading days immediately prior to December 31, 1997 is greater than $11.00; or, if the average of the closing bid prices of the Common Stock on the NASDAQ Small Cap Market on each of the twenty (20) consecutive trading days immediately prior to December 31, 1997 is less than $11.00, clause (y) of this Section 8.3 will be the average of the closing bid prices of the Common Stock on the NASDAQ Small Cap Market on each of the twenty (20) consecutive trading days immediately prior to December 31, 1997 divided by two.

                8.4. Character of Shares. All shares of Common Stock issued by the Company to the Investor pursuant to this Section 8 shall be duly authorized, validly issued, fully paid and non-assessable.

                8.5. Termination. Upon receipt by the Investor of the remaining portion of the Cash Collateral and the delivery of shares of Common Stock referred to in Section 8.3, this Agreement shall terminate and be of no further force or effect, except that provisions of Sections 8 and 9 hereof shall continue in full force and effect.


SECTION 9.      REGISTRATION RIGHTS

                9.1. Initial Registration; Potential Registration After the Transaction Date. (a) Promptly after the date hereof, the Company will use its best efforts to effect the registration of the shares of Common Stock and the Conversion Shares under the Securities Act.

                (b) Promptly after December 31, 1997, in the event that additional shares of Common Stock are delivered to the Investor pursuant to
Section 8.3, the Company will use its best efforts to effect the registration of the shares of Common Stock under the Securities Act.

                9.2. Company's Fees and Expenses. All expenses incident to the Company's performance of or compliance with Section 9 of this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses for listing or quoting the Shares on each securities exchange or The NASDAQ Stock Market on which similar securities issued by the Company are then listed or quoted, and fees and disbursements of counsel for the Company, any transfer agent and all independent certified public accountants, underwriters (excluding discounts and selling commissions) and other Persons retained by the Company in connection with any registration (all such expenses being herein called "Registration Expenses"), will be paid by the Company.


SECTION 10.  DEFINITIONS

                For purposes of this Agreement, the following definitions shall apply:

                "Agreement" means this Share and Warrant Purchase Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

                "Board" or "Board of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however, designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

                "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                "Closing" has the meaning set forth in Section 2(a) hereof.

                "Closing Date" has the meaning set forth in Section 2(a) hereof.

                "Common Stock" means the Company's Common Stock, par value $.01 per share, and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

                "Company" means Visual Edge Systems Inc., a Delaware corporation, its successors and assigns.

                "Conversion Share" or "Conversion Shares" means the shares of Common Stock obtained or obtainable upon exercise of Warrants and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares" for purposes of the definition of Majority Shareholders or for purposes of any consent or waiver provision of this Agreement.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

                "Investor" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Investor") on the execution page of this Agreement, together with its successors and assigns.

                "Investors" has the meaning set forth in Section 1(c) hereof, together with their respective successors and assigns.

                "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

                "Majority Shareholders" means the holder or holders, at the time, of at least fifty-one percent (51%) of the shares represented by
        (i) the shares issued under the Share and Warrant Purchase Agreements and (ii) the Conversion Shares, including the Conversion Shares then outstanding and the Conversion Shares then obtainable under outstanding Warrants.

                "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

                "Registrable Securities" means (i) any shares of Common Stock issued or issuable upon exercise of the Warrants purchased by the Investors pursuant to the Purchase Agreement, (ii) any securities issued or issuable with respect to the

        Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (x) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) been transferred pursuant to Rule 144 (or any similar rule then in force) under the Securities Act.

                "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

                "Rule 144 Transaction" means a transfer of Conversion Shares (A) complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Conversion Shares are registered pursuant to Section 12 of the Exchange Act.

                "SEC" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

                "SEC Reports" has the meaning set forth in Section 3.9 hereof.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

                "Share and Warrant Purchase Agreements" has the meaning set forth in Section 1(c) hereof.

                "Shares" has the meaning set forth in Section 1(a) hereof.

                "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

                "Units" has the meaning set forth in Section 1(a) hereof.

                "Warrant Certificate" has the meaning set forth in Section 1(a) hereof.

                "Warrants" has the meaning set forth in Section 1(a) hereof.

SECTION 11.  BROKERS

                Except for certain fees payable to certain brokers or agents (all of which fees will be paid by the Company), the Company, on the one hand, and the Investor, on the other hand, each represents and warrants to the other that there is no liability for any fees or expenses (or claims therefor) of any investment banker, finder or broker in connection with any Share and Warrant Purchase Agreements or any of the transactions contemplated hereby. The Company will indemnify the Investor against all such fees or expenses payable to the persons named in the preceding sentence and against any other such fees, expenses or claims of any person, unless such person was engaged by the Investor in connection with this Agreement or any of the transactions contemplated hereby. The Investor will indemnify the Company against any such fees, expenses or claims of any person engaged by the Investor in connection with this Agreement or any of the transactions contemplated hereby.


SECTION 12.  EXPENSES

                (a) Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the costs, fees and expenses of the Company and its counsel in connection with the Share and Warrant Purchase Agreements, the Warrant Certificates and the issuance of the Units, the Shares, the Warrants and the Conversion Shares, (ii) the fees and expenses of the Investors in connection with the Share and Warrant Purchase Agreements, the Warrant Certificates, or in connection with any other agreements between the Investors and the Company, and (iii) the fees and expenses incurred in connection with the obtaining of the Letter of Credit and the agreements relating to the Cash Collateral.

                (b) The obligations of the Company under this Section 12 shall survive the Closing hereunder and any termination of the Share and Warrant Purchase Agreements.


SECTION 13.  AMENDMENTS AND WAIVERS

                (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the Majority Shareholders; provided, however, that no such amendment, waiver, modification or termination shall change the definition of Majority Shareholders or this Section 13(a) without the written consent of the holders of all the Shares, Warrants and Conversion Shares then outstanding.

                (b) The Company agrees that all holders of Shares, Warrants and Conversion Shares shall be notified by the Company in advance of any proposed amendment, waiver, modification or termination, but failure to give such notice shall not in any way affect the validity of any such amendment, waiver, modification or termination. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares, Warrants and Conversions Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.


SECTION 14.     EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES;
                REPLACEMENT

                (a) At any time at the request of any holder of Shares or Warrants to the Company at its address provided under Section 15 hereof, the Company at its expense (except for any transfer tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of Shares or Warrants represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct.

                (b) Any Warrant Certificate which is converted into Conversion Shares in whole or in part shall be canceled by the Company, and no new Share certificates or Warrant Certificates shall be issued in lieu of any Shares or Warrants which have been converted into Conversion Shares. The Company shall issue a new certificate with respect to any Warrants which were not exercised into Conversion Shares and were represented by a certificate which was converted in part.

                (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate or Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Investor or an institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate or Warrant Certificate (which surrendered Share certificate or Warrant Certificate shall be canceled by the Company), the Company will issue a new Share certificate or Warrant Certificate, of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate or Warrant Certificate as if the lost, stolen, destroyed or mutilated Share certificate or Warrant Certificate were then surrendered for exchange.

SECTION 15.  NOTICES

                All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Visual Edge Systems Inc., 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, Attention: Chief Executive Officer, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178,
Attention: David W. Pollak, Esq., or (ii) if to the Purchaser, at the address indicated on Schedule 1 hereto, or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.


SECTION 16.  MISCELLANEOUS

                (a) The Share and Warrant Purchase Agreements and, upon the closing hereunder, the Warrant Certificates together with any further agreements entered into by the Investor and the Company at the closing hereunder, contain the entire agreement between the Investor and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

                (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not.

                (d) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                (f) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                VISUAL EDGE SYSTEMS INC.

                                                By
                                                  ------------------------------
                                                  Name:
                                                  Title:

Accepted and Agreed to as of the
date first above written by the
undersigned Investor:


-------------------------------------
[NAME OF INVESTOR]

                                                                      Schedule 1
                                                                to the Share and
                                                      Warrant Purchase Agreement

  Name of         Number of
  Investor        Units         Shares          Warrants        Cash Collateral
  --------        ---------     ------          --------        ---------------





Address:
--------

                                                                       EXHIBIT B



                                SHARE LEGEND


The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of certain states and are being offered and sold in reliance on exemptions from the registration requirements of the Act and such laws. The securities may not be transferred unless (i) registration under such Act or such applicable state securities laws shall have become effective with regard thereto or (ii) registration under such Act or such applicable state laws is not required in connection with such proposed transfer.

THE TRANSFER OF THE STOCK REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE TRANSFER RESTRICTIONS, OBLIGATIONS AND CONDITIONS SPECIFIED IN THE SHARE AND WARRANT PURCHASE AGREEMENT DATED AS OF FEBRUARY 27, 1997, AMONG VISUAL EDGE SYSTEMS INC. AND THE HOLDERS OF THIS CERTIFICATE. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.